Exhibit 99.1

Company Contacts:

Tessera Technologies, Inc.

Robert Andersen, 408-321-6779

Executive Vice President and Chief Financial Officer

    - or -

The Piacente Group | Investor Relations

Don Markley, 212-481-2050

tessera@tpg-ir.com

November 3, 2015

TESSERA TECHNOLOGIES ANNOUNCES THIRD QUARTER 2015 RESULTS

Total revenue of $67.4 million, above the Company’s guidance range

Raises 2015 recurring revenue estimate to $240 million

Repurchased $40.0 million of common stock during the quarter

San Jose, Calif., (BUSINESS WIRE) — Tessera Technologies, Inc. (NASDAQ: TSRA) (the “Company” or “we”) today announced financial results for the third quarter of 2015. Total revenue was $67.4 million, above the Company’s guidance range of $64 to $66 million. GAAP net income for the third quarter of 2015 was $32.5 million, or $0.62 per diluted share, and non-GAAP net income was $34.8 million, or $0.65 per diluted share.

“Our third quarter financial results were above our expectations, reflecting execution on growth initiatives and the strength and stability of our business model,” said Tom Lacey, CEO of Tessera Technologies, Inc. “Our acquisition of Ziptronix in August enhances our extensive intellectual property portfolio in the 2.5D and 3D-IC markets, and Ziptronix’s recently announced collaboration with Fraunhofer IZM-ASSID is an example of the range of new business opportunities we now address. FotoNation continues to build its roster of customers and development partners with the recent addition of leading phone and imaging companies QiKU, Huawei and Socionext. We are pleased to have delivered the seventh consecutive quarter of GAAP and non-GAAP profitability and we see strong momentum as we enter 2016.”

Third Quarter 2015 Results

Total revenue was $67.4 million in the third quarter of 2015, compared with revenue of $93.3 million in the third quarter of 2014. Recurring revenue was $66.4 million in the third quarter of 2015, compared with recurring revenue of $47.3 million in the third quarter of 2014. Third quarter 2015 revenue included $1.0 million of episodic revenue, compared with episodic revenue of $46.0 million in the third quarter of 2014 from our settlement with Powertech Technology, Inc.

Operating expenses were $27.6 million in the third quarter of 2015, compared with $31.3 million in the third quarter of 2014, a decrease of $3.7 million, or 12%. Litigation expense in the third quarter of 2015 decreased by $2.9 million, or 50%, from the third quarter of 2014, due to settlements reached during fiscal 2014 and 2015. Research and development (R&D) and selling, general and administrative (SG&A) expenses decreased by a combined $1.3 million, or 6%, compared with the prior year.

Net income was $32.5 million, or $0.62 per diluted share, compared with net income for the third quarter of 2014 of $108.7 million, or $2.04 per diluted share. Results for the third quarter of 2015 were favorably impacted by the reversal of valuation allowances of $6.3 million. Results for the third quarter of 2014 were favorably impacted by the reversal of a valuation allowance of $48.0 million on deferred tax assets in the U.S., and by an episodic revenue payment of $46.0 million.

Non-GAAP net income for the third quarter of 2015 was $34.8 million, or $0.65 per diluted share, compared with non-GAAP net income in the third quarter of 2014 of $47.1 million, or $0.87 per diluted share. Non-GAAP net income is defined as income and operating expenses adjusted for discontinued operations, restructuring and other exit costs, acquired intangible asset amortization, charges for acquired in-process research and development, stock-based compensation expense, impairment charges on long-lived assets and goodwill, and related tax effects.

Balance Sheet

Total current assets were $431.3 million as of September 30, 2015, a decrease of $44.2 million from December 31, 2014. Cash, cash equivalents and short-term investments were $387.2 million as of September 30, 2015, a decrease of $47.2 million from December 31, 2014. The decline in cash in the first nine months of the fiscal year was due to the previously announced acquisition of Ziptronix for $38.6 million, common stock repurchases of $97.5 million and the payment of $31.5 million of dividends, largely offset by cash generated from operating activities.

Dividends

On September 18, 2015, the Company paid $10.4 million to stockholders of record as of August 28, 2015, for the quarterly cash dividend of $0.20 per share of common stock.

Additionally, on October 28, 2015, the Board of Directors approved a regular quarterly dividend of $0.20 per share of common stock, payable on December 15, 2015 to stockholders of record on November 24, 2015.

Stock Repurchase Program

During the third quarter of 2015, the Company repurchased 1,191,000 shares of common stock for an aggregate amount of $40.0 million. These purchases were executed under the Company’s stock repurchase program. As of September 30, 2015, the Company had approximately $51.1 million remaining under its current repurchase program.

Financial Guidance

For the fourth quarter of 2015, the Company’s guidance is as follows:

•	Total revenue is expected to be between $60 million and $62 million;

•	GAAP earnings per share are expected to be between $0.39 and $0.41 per diluted share;

•	Non-GAAP earnings per share are expected to be between $0.50 and $0.52 per diluted share.

The Company raised its baseline recurring revenue guidance by $5 million to approximately $240 million for fiscal year 2015.

Conference Call Information

The Company will hold its third quarter ended September 30, 2015, earnings conference call at 2:00 PM Pacific time (5:00 PM Eastern time) on Tuesday, November 3. To access the call in the U.S., please dial (888) 723-9308, and for international callers dial (615) 489-8916, approximately 10 minutes prior to the start of the conference call. The conference ID is 62433699. The conference call will also be broadcast live over the

Internet at www.tessera.com and available for replay for 90 days at www.tessera.com. In addition, a replay of the call will be available via telephone for two business days, beginning two hours after the call. To listen to the telephone replay in the U.S., please dial (855) 859-2056. International callers please dial (404) 537-3406. Enter access code 62433699.

Safe Harbor Statement

This document contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected, particularly with respect to the Company’s financial results and guidance and new business opportunities. Material factors that may cause results to differ from the statements made include the plans or operations relating to the businesses of the Company; market or industry conditions; changes in patent laws, regulation or enforcement, or other factors that might affect the Company’s ability to protect or realize the value of its intellectual property; the expiration of license agreements and the cessation of related royalty income; the failure, inability or refusal of licensees to pay royalties; initiation, delays, setbacks or losses relating to the Company’s intellectual property or intellectual property litigations, or invalidation or limitation of key patents; fluctuations in operating results due to the timing of new license agreements and royalties, or due to legal costs; the risk of a decline in demand for semiconductors and products utilizing FotoNation technologies; failure by the industry to use technologies covered by the Company’s patents; the expiration of the Company’s patents; the Company’s ability to successfully complete and integrate acquisitions of businesses; the risk of loss of, or decreases in production orders from, customers of acquired businesses; financial and regulatory risks associated with the international nature of the Company’s businesses; failure of the Company’s products to achieve technological feasibility or profitability; failure to successfully commercialize the Company’s products; changes in demand for the products of the Company’s customers; limited opportunities to license technologies due to high concentration in the markets for semiconductors and related products and smartphone imaging; and the impact of competing technologies on the demand for the Company’s technologies. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. The Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended Dec. 31, 2014, and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, include more information about factors that could affect the Company’s financial results. The Company assumes no obligation to update information contained in this press release. Although this release may remain available on the Company’s website or elsewhere, its continued availability does not indicate that the Company is reaffirming or confirming any of the information contained herein.

About Tessera Technologies, Inc.

Tessera Technologies, Inc., including its Invensas, FotoNation and Ziptronix subsidiaries, licenses its technologies and intellectual property to customers for use in areas such as mobile computing and communications, memory and data storage, and 3DIC technologies, among others. Our technologies include semiconductor packaging and interconnect solutions, and products and solutions for mobile and computational imaging, , including our FaceToolsTM, FacePowerTM, FotoSavvyTM, DigitalApertureTM, LifeFocusTM, face beautification, red-eye removal, High Dynamic Range, autofocus, panorama, and image stabilization intellectual property. For more information call 1.408.321.6000 or visit www.tessera.com.

Tessera, the Tessera logo, FotoNation, the FotoNation logo, Ziptronix, the Ziptronix logo, FaceSavvy, FaceTools, FacePower, DigitalAperture, and LifeFocus are trademarks or registered trademarks of affiliated companies of Tessera Technologies, Inc. in the United States and other countries. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.

Recurring and Episodic Revenue

Recurring revenue is defined as revenue from payments made pursuant to a license agreement or other agreement that are scheduled to occur over at least one year of time. Episodic revenue is revenue other than revenue payable over at least one year pursuant to a contract. Episodic revenue includes non-recurring engineering fees, initial license fees, back payments resulting from audits, damages awards from courts or other tribunals, and lump sum settlement payments. Although the royalty revenue reported by the Company’s licensees on a quarterly basis is generally not assured, for ease of reference, the Company refers to these revenues as “recurring revenue”.

Importantly, a source of episodic revenue may become a source of recurring revenue, when, for example, a company settles litigation with the Company by paying a settlement amount and entering into a license agreement that calls for an initial license fee and ongoing royalty payment over several years. In that scenario, the settlement amount would be episodic revenue, as would the initial license fee, and the ongoing royalties would be recurring revenue.

Discontinued Operations

In January of 2014, the Company announced the cessation of all mems|cam manufacturing operations. This was the Company’s last manufacturing operation. The Company has classified the expenses of its DigitalOptics business as discontinued operations starting with the first quarter of 2014, and also reclassified results from this business to discontinued operations for all prior reporting periods.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP), the Company’s earnings release contains non-GAAP financial measures adjusted for discontinued operations, either one-time or ongoing non-cash acquired intangibles amortization charges, acquired in-process research and development, all forms of stock-based compensation, impairment charges on long-lived assets and goodwill, gain on sale of patents, restructuring and other related exit costs, and related tax effects. The non-GAAP financial measures also exclude the effects of FASB Accounting Standards Codification 718, “Stock Compensation” upon the number of diluted shares used in calculating non-GAAP earnings per share. Management believes that the non-GAAP measures used in this release provide investors with important perspectives into the Company’s ongoing business performance. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. All financial data is presented on a GAAP basis except where the Company indicates its presentation is on a non-GAAP basis.

Set forth below are reconciliations of non-GAAP net income (loss) to the Company’s reported GAAP net income (loss) for the third quarter of 2015 and non-GAAP earnings per share to GAAP earnings per share guidance for the fourth quarter of 2015.

-     Tables Follow –

TSRA-E

TESSERA TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	September 30,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$32,028	$50,908
Short-term investments	355,157	383,513
Accounts receivable, net	795	4,478
Short-term deferred tax assets	16,425	19,334
Other current assets	26,899	17,277

Total current assets	431,304	475,510

Intangible assets, net	96,502	72,925
Long-term deferred tax assets	5,514	21,759
Other assets	17,603	6,929

Total assets	$550,923	$577,123

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$892	$3,509
Accrued legal fees	3,638	4,143
Accrued liabilities	9,780	16,157
Deferred revenue	7,757	10,217

Total current liabilities	22,067	34,026

Long-term deferred tax and other liabilities	2,632	1,738
Stockholders’ equity:
Common stock	58	58
Additional paid-in capital	596,132	576,341
Treasury stock	(203,715)	(106,231)
Accumulated other comprehensive income	(512)	(333)
Retained earnings	134,261	71,524

Total stockholders’ equity	526,224	541,359

Total liabilities and stockholders’ equity	$550,923	$577,123

TESSERA TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Revenues:
Royalty and license fees	$67,426	$93,334	$211,464	$218,883

Total revenues	67,426	93,334	211,464	218,883

Operating expenses:
Cost of revenues	62	125	370	228
Research, development and other related costs	8,551	8,914	23,781	25,404
Selling, general and administrative	10,912	11,820	33,032	36,171
Amortization expense	5,186	4,599	14,573	13,772
Litigation expense	2,938	5,821	10,961	22,986
Restructuring, impairment of long-lived assets and other charges	—	66	—	1,593

Total operating expenses	27,649	31,345	82,717	100,154

Operating income from continuing operations	39,777	61,989	128,747	118,729
Other income and expense, net	755	338	2,173	1,101

Income before income taxes from continuing operations	40,532	62,327	130,920	119,830
Provision for (benefit from) income taxes	7,596	(40,357)	36,647	(18,795)

Income from continuing operations	32,936	102,684	94,273	138,625
Income (loss) from discontinued operations, net of tax	(437)	6,012	(68)	(5,260)

Net income	$32,499	$108,696	$94,205	$133,365

Income (loss) per share:
Income from continuing operations:
Basic	$0.64	$1.96	$1.81	$2.62

Diluted	$0.63	$1.93	$1.78	$2.59

Income (loss) from discontinued operations:
Basic	$(0.01)	$0.11	$—	$(0.10)

Diluted	$(0.01)	$0.11	$—	$(0.10)

Net income:
Basic	$0.63	$2.07	$1.81	$2.52

Diluted	$0.62	$2.04	$1.78	$2.49

Cash dividends declared per share	$0.20	$0.10	$0.60	$0.82

Weighted average number of shares used in per share calculations-basic	51,825	52,500	52,167	52,842

Weighted average number of shares used in per share calculations-diluted	52,514	53,286	52,992	53,519

TESSERA TECHNOLOGIES, INC.

RECONCILIATION TO NON-GAAP INCOME FROM CONTINUING OPERATIONS FROM GAAP NET INCOME FROM CONTINUING OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
GAAP income from continuing operations	$32,936	$102,684	$94,273	$138,625
Adjustments to GAAP net income:
Stock-based compensation - research, development and other related costs	1,109	601	2,805	1,890
Stock-based compensation - selling, general and administrative	1,777	2,545	6,164	6,399
Amortization of acquired intangibles	5,186	4,599	14,573	13,772
Restructuring, impairment of long-lived assets and other charges	—	66	—	1,593
Non-GAAP tax adjustments (1)	(6,162)	(63,426)	(11,068)	(68,343)

Non-GAAP net income from continuing operations	$34,846	$47,069	$106,745	$93,936

Non-GAAP net income from continuing operations per common share - diluted	$0.65	$0.87	$1.98	$1.72

Non-GAAP weighted average number of shares used in per share calculations excluding the effects of stock-based compensation - diluted	53,543	54,351	53,981	54,512

(1)	The Company has disclosed a GAAP to Non-GAAP tax adjustment in the periods when the valuation allowance against deferred tax assets is reversed.

EPISODIC AND RECURRING REVENUE

(in thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Revenues:
Episodic	$1,000	$46,000	$30,000	$112,371
Recurring	66,426	47,334	181,464	106,512

Total revenues	$67,426	$93,334	$211,464	$218,883

TESSERA TECHNOLOGIES, INC.

RECONCILIATION FOR GUIDANCE ON

GAAP TO NON-GAAP EARNINGS PER SHARE

	Three Months Ended December 31, 2015
	Low	High
Diluted earnings per share - GAAP	$0.39	$0.41
Amortization of intangible assets	0.12	0.12
Stock based compensation	0.06	0.06
Subtotal GAAP adjustments	0.18	0.18
Impact of income tax and share count	(0.07)	(0.07)
Effect on net income	0.11	0.11
Diluted earnings per share - non-GAAP	$0.50	$0.52